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                                                                     Exhibit 2.2
                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT, dated as of the 18th day of October, 2000, by and among EDGAR Online, Inc., a Delaware corporation ("EOL"), FIS Acquisition Corp., a Delaware corporation ("ACQUISITION CORP."), Financial Insight Systems, Inc., a Maryland corporation ("FIS"), Albert E. Girod ("GIROD"), Kristine N. Delta ("DELTA"), Mark H. Davey ("DAVEY"), Peter S. Szwec ("SZWEC"), Richard Jones ("JONES") and Paul Sappington ("SAPPINGTON") (Girod, Delta, Davey, Szwec, Jones and Sappington are collectively referred to herein as the "PRINCIPAL STOCKHOLDERS").

                              W I T N E S S E T H:

                  WHEREAS, Acquisition Corp. is a wholly-owned subsidiary of EOL; and

                  WHEREAS, the Principal Stockholders are the owners of an aggregate of 500,000 shares of common stock, no par value of FIS ("FIS COMMON STOCK") in the amounts set forth on Exhibit A annexed hereto, which shares represent 100% of the issued and outstanding shares of the capital stock of FIS; and

                  WHEREAS, the Board of Directors of each of EOL, Acquisition Corp. and FIS deem it to be advisable and in the best interests of said corporation and its stockholders that FIS be merged with and into Acquisition Corp. (the "MERGER"), all in accordance with the terms of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Maryland General Corporation Law ("MGCL"); and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, the parties hereto wish to make certain representations, warranties and covenants in connection with the Merger, to prescribe the terms thereof and the mode of carrying it into effect, and to impose various conditions precedent thereto.

                  NOW, THEREFORE, in consideration of, and in reliance upon, the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
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1. The Merger.

                  1.1 The Merger. At the Effective Time (as defined in subparagraph 1.3 hereof), subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the DGCL and MGCL, FIS shall be merged with and into Acquisition Corp., the separate corporate existence of FIS shall cease and Acquisition Corp. shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Merger shall have the effects set forth in Section 259 of the DGCL and Section 3-114 of the MGCL.

                  1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to subparagraph 9.1 hereof, and subject to the satisfaction or waiver of the conditions set forth in subparagraphs 8.1 and 8.2 hereof, the closing of the Merger (the "CLOSING") shall take place (i) at the offices of Littman Krooks Roth & Ball P.C., 655 Third Avenue, New York, New York 10017 as promptly as practicable after the satisfaction or waiver of all of the conditions set forth in subparagraphs 8.1 and 8.2 hereof, or (ii) at such other time, date and/or place as may be agreed upon by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

                  1.3 Effective Time. As promptly as practicable after the Closing Date, Acquisition Corp. and FIS shall (i) file in the office of the Secretary of State of the State of Delaware, a Certificate of Merger meeting the requirements of the DGCL, (ii) file in the office of the Department of Assessments and Taxation of the State of Maryland, Articles of Merger meeting the requirements of the MGCL, and (iii) execute, acknowledge, deliver, file and/or record all such other instruments, and take all such other actions, as may be required in order to cause the Merger to become effective in accordance with the provisions of the DGCL and MGCL. The date and time on which the Merger becomes effective in accordance with the applicable provisions of the DGCL and the MGCL is hereinafter referred to as the "EFFECTIVE TIME." For accounting purposes, the effective date of the Merger shall be the first day of the month in which the Closing occurs.

                  1.4 Corporate Governance.

                       1.4.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Acquisition Corp. will be amended to read as set forth on Exhibit B annexed hereto (the "AMENDED CERTIFICATE OF INCORPORATION") and the Amended Certificate of Incorporation will be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time.

                       1.4.2 Bylaws. At the Effective Time, the Bylaws of Acquisition Corp. will be amended to read as set forth on Exhibit C annexed hereto (the "AMENDED BYLAWS"), and the Amended Bylaws will be the Bylaws of the Surviving Corporation immediately after the Effective Time.

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                       1.4.3 Directors. The following persons shall be the
initial members of the Board of Directors of the Surviving Corporation, each to hold office in accordance with the applicable provisions of law:

                  Albert E. Girod
                  Marc Strausberg
                  Tom Vos

                       1.4.4 Officers. The following persons shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the applicable provisions of law:

                  Name                                    Office(s)
                  ----                                    ---------
                  Albert Girod             President and Chief Executive Officer
                  Tom Vos                  Vice President
                  Greg Adams               Chief Financial Officer, Treasurer and
                                           Secretary

                  1.5 Effect of Merger on Securities of Constituent Corporations. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., FIS or the Principal Stockholders:

                       1.5.1 Acquisition Corp. Common Stock. At the Effective Time, each share of common stock of Acquisition Corp. that is issued and outstanding immediately before the Effective Time will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, remain one share of Acquisition Corp. common stock.

                       1.5.2 FIS Capital Stock; Merger Consideration. At the Effective Time, the Principal Stockholders, constituting the holders of all issued and outstanding shares of FIS Common Stock shall receive an aggregate of
(i) $17,765,000 ("CASH/NOTE PORTION"), consisting of (X) a cash payment in immediately available funds of $11,765,000 ("CASH PORTION") and (Y) a two-year 7.5% Senior Subordinated Secured Promissory Note of EOL and Acquisition Corp. (the "NOTE") in the amount of $6,000,000, substantially in the form annexed hereto as Exhibit D and (ii) 2,450,000 restricted shares of common stock, par value $.01 per share, of EOL ("EOL COMMON STOCK"). The foregoing items ("MERGER CONSIDERATION") shall be allocated to the holders of FIS Common Stock on a pro-rata basis, in accordance with their respective shareholdings in FIS and as set forth in Exhibit E hereto.

                       1.5.3 Cancellation of Certain Shares of FIS Capital Stock. Each and any share of capital stock of FIS that is held in the treasury of FIS immediately before the Effective Time shall be cancelled and extinguished and no consideration whatsoever shall be paid or delivered in exchange therefor.

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                       1.5.4 Exchange of Stock Certificates. In addition to his
pro-rata portion of the Cash/Note Portion of the Merger Consideration, as of the Effective Time, each holder of an outstanding certificate or certificates representing shares of FIS Common Stock shall receive in exchange therefor, upon surrender of such certificate or certificates to EOL, one or more certificates representing in the aggregate the number of whole shares of EOL Common Stock into which said shares of FIS Common Stock shall have been converted. Until surrendered and exchanged, the outstanding certificates theretofore representing shares of FIS Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions to stockholders of EOL, to represent the number of whole shares of EOL Common Stock into which said shares of FIS Common Stock shall have been converted. No dividend or other distributions which is payable to the holders of record of EOL Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of outstanding unsurrendered certificates theretofore representing shares of FIS Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates as provided above, there shall be paid to the record holders of said certificates the amount (without any interest thereon) of any dividends and other distributions which became payable to holders of record of EOL Common Stock as of a date between the Effective Time and the date of such surrender and exchange, inclusive.

                       1.5.5 Fractional Shares. No fractional shares of EOL Common Stock, and no scrip certificates, shall be issued or delivered in connection with the Merger, and no fractional share interest shall entitle the owner thereof to exercise any rights as a stockholder of EOL. In lieu of the issuance or delivery of fractional shares, the aggregate number of shares of EOL to which each Principal Stockholder shall be entitled as a result of the Merger shall be rounded up to the next whole share.

                       1.5.6 Adjustment. If subsequent to the date hereof but prior to the Effective Time, EOL Common Stock shall be changed into or exchanged for a different number or kind of shares through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like change in EOL's capitalization, there shall be a proportionate and appropriate adjustment in the number of shares of EOL Common Stock to be delivered pursuant to the Merger.

                       1.5.7 No Transfers. Commencing as of the Effective Time, there shall be no registration of transfers on the records of FIS of any shares of FIS Capital Stock. Subject to the provisions of subsection 1.5.4 hereof, if a certificate for such shares is presented for transfer, it shall be exchanged for a certificate representing shares of EOL Common Stock as herein provided.

                       1.5.8 Subsequent Cooperation. At any time and from time to time after the Effective Time, the last acting officers of FIS, or the corresponding officers of the Surviving Corporation, may, in the name of FIS, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to best perfect or confirm in the Surviving Corporation title to and possession of all of FIS' properties, rights, privileges, immunities, powers and purposes, and to otherwise carry out the purposes of this Agreement.

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                       1.5.9 Escrow Fund. At the Closing of the Merger, EOL, the
Principal Stockholders and an escrow agent mutually acceptable to the parties hereto ("ESCROW AGENT"), shall execute and deliver at the Closing an Escrow Agreement, substantially in the form annexed hereto as Exhibit F (the "ESCROW AGREEMENT"), pursuant to which EOL will withhold from the Merger Consideration the sum of (i) $588,250, representing five percent (5%) of the Cash Portion and
(ii) the original Note (collectively the "ESCROW FUND"), both of which shall be deposited with the Escrow Agent, with each Principal Stockholder being deemed to have deposited a pro rata amount based on his holdings of FIS Common Stock immediately prior to the Closing. Such Escrow Fund shall be held as security for the Principal Stockholders' indemnification obligations under Section 5.2 hereof pursuant to the terms and conditions of the Escrow Agreement.

                       1.5.10 Effect Of Principal Stockholders' Approval Regarding Escrow Fund; Escrow Representative. By their approval of the Merger and execution of this Agreement, the Principal Stockholders will be conclusively deemed to have consented to and approved: (i) the Escrow Agreement; (ii) the appointment of Girod as the representative of Principal Stockholders (the "ESCROW REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Principal Stockholders; and (iii) the taking by the Escrow Representative of any and all actions and the making of any decisions required or permitted to be taken by the Escrow Representative under the Escrow Agreement. The Escrow Representative will have authority and power to act on behalf of each Principal Stockholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims under or rights under Section 5 hereof or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Principal Stockholders are treated in the same manner. The Principal Stockholders will be bound by all actions taken and documents executed by the Escrow Representative in connection with the Escrow Agreement, and EOL will be entitled to rely on any action or decision of the Escrow Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Escrow Representative will not be liable to any Principal Stockholders in the absence of gross negligence or willful misconduct on the part of the Escrow Representative. Any out-of-pocket costs and expenses reasonably incurred by the Escrow Representative in connection with actions taken by the Escrow Representative pursuant to the terms of the Escrow Agreement (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Principal Stockholders to the Escrow Representative pro rata in proportion to their respective percentage interests in the Escrow Consideration.

                  1.6 Approval by Principal Stockholders. The principal terms of the Merger shall be approved by all of the holders of FIS Common Stock. EOL, as the sole stockholder of Acquisition Corp., shall approve the Merger. The Principal Stockholders, as the holders of 100% of the outstanding shares of FIS Capital Stock, simultaneously with the execution of this Agreement, have executed and delivered to EOL and Acquisition Corp. a consent in writing as stockholders in lieu of a meeting, in conformity with Section 2-505 of the MGCL, adopting and approving this Agreement (the "SECTION 2-505 CONSENT").

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                  1.7 Representations of the Principal Stockholders. Each
Principal Stockholder represents, warrants and agrees to and with EOL and Acquisition Corp. as follows:

                       1.7.1 Execution and Validity. The Principal Stockholder has the full legal right and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Principal Stockholder and, assuming due authorization, execution and delivery by EOL and Acquisition Corp., constitutes a legal, valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms.

                       1.7.2 Share Ownership. The Principal Stockholder is the true and lawful owner of the number of shares of FIS Common Stock reflected on Exhibit A hereto and all of such Shares have been duly and validly authorized and issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws, and such ownership is free and clear of all Liens (as hereinafter defined).

                       1.7.3 No Options. There are no outstanding subscriptions, options, rights (including "PHANTOM STOCK RIGHTS"), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind to acquire any FIS Common Stock from the Principal Stockholder and there are no agreements or understandings with respect to the sale or transfer of any FIS Common Stock by the Principal Stockholder.

                       1.7.4 No Restrictions. There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("GOVERNMENTAL OR REGULATORY AUTHORITY"), and no legal, administrative or arbitration proceeding pending or, to the Principal Stockholder's Best Knowledge, threatened against the Principal Stockholder or any of the FIS Common Stock, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Principal Stockholder in connection with the transactions contemplated hereby. As used in this Agreement the term "BEST KNOWLEDGE" shall mean, with reference to any natural person, (i) the actual knowledge of such person, or (ii) such knowledge as reasonably should be known by such person after reasonably diligent inquiry.


                       1.7.5 Non-Contravention. The execution, delivery and performance by the Principal Stockholder of his obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) result in the violation by the Principal Stockholder of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any Governmental or Regulatory Authority, applicable to the Principal Stockholder or any of his FIS Common Stock, or (b) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Principal Stockholder to obtain any consent, approval or action of, make any filing

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with or give any notice to, or result in or give to any Person (as hereinafter defined) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the FIS Common Stock of the Principal Stockholder, under any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession, or other instrument, obligation or agreement of any kind (collectively, "CONTRACTS") to which the Principal Stockholder is a party or by which the Principal Stockholder or any of his assets or properties are bound. For purposes of this Agreement, the term "PERSON" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

                       1.7.6 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Principal Stockholder is a party or his FIS Common Stock are bound for the execution and delivery of this Agreement by the Principal Stockholder, the performance by the Principal Stockholder of his obligations hereunder or the consummation of the transactions contemplated hereby.

         2. Representations and Warranties as to FIS. Each of FIS and the Principal Stockholders, jointly and severally, represents, warrants and agrees to and with EOL and Acquisition Corp. as follows:

                  2.1 Organization, Standing and Power. FIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. FIS is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth on SCHEDULE 2.1 hereto which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean any effect that is materially adverse to the properties, assets, liabilities, business, prospects, results of operations or condition (financial or otherwise) of FIS, taken as a whole. Copies of the Certificate of Incorporation or other organizational documents of FIS and all amendments thereof, and of the By-laws or other corporate governance documents of FIS, as amended to date, have been furnished to EOL and are complete and correct. The minute books of FIS delivered to EOL contain complete and accurate records of all meetings and other corporate actions of FIS stockholders and Boards of Directors (including committees of its Boards of Directors).

                  2.2 Capitalization. The authorized capital stock of FIS consists solely of 1,000,000 shares of FIS Common Stock of which 500,000 shares are issued and outstanding, and

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500,000 shares are authorized and unissued FIS Common Stock. All outstanding shares of FIS Common Stock has been duly authorized and validly issued and are fully paid and nonassessable. Other than as set forth above, there are no outstanding subscriptions, options, warrants, rights (including "PHANTOM STOCK RIGHTS"), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of FIS. There is no personal liability, and other than as set forth on SCHEDULE 2.2, there are no preemptive or similar rights, attached to any capital stock of FIS. SCHEDULE 2.2 contains a complete and correct list of the (i) names, addresses and number of shares of FIS Common Stock owned of record by each of the Principal Stockholders and (ii) the amount of Merger Consideration into which such stockholder's shares of FIS Common Stock shall be converted as a result of the Merger.

                  2.3 Interests in Other Entities. Other than as set forth on
SCHEDULE 2.3, FIS does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (iii) have any obligation, direct or indirect, present or contingent, (1) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any Person, or (2) to share any profits or capital investments or both.

                  2.4 Authority. The execution and delivery by FIS of this Agreement and of all of the agreements to be executed and delivered by FIS pursuant hereto, the performance by FIS of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of FIS (including, but not limited to, the unanimous consent of its stockholders and Board of Directors), and FIS has all necessary power with respect thereto. This Agreement is, and when executed and delivered by FIS each of the other agreements to be delivered by FIS pursuant hereto will be, the valid and binding obligation of FIS in accordance with their respective terms.

                  2.5 Non-Contravention; Approvals and Consents.

                       2.5.1 Non-Contravention. The execution, delivery and performance by FIS of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-Laws of FIS, or (b) result in the violation by FIS of any Laws or Orders of any Governmental or Regulatory Authority, applicable to FIS or its assets or properties, or (c) if the consents and notices set forth on SCHEDULE 2.5.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except as set forth on SCHEDULE 2.5.2) require FIS to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon the assets of any FIS, under any of the terms, conditions or provisions of any Contract to which FIS is a party or by which FIS or its assets or properties are bound.

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                       2.5.2 Approvals and Consents. Except as disclosed on
SCHEDULE 2.5.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which FIS is a party or by which its assets or properties are bound for the execution and delivery of this Agreement by FIS, the performance by FIS of its obligations hereunder or the consummation of the transactions contemplated hereby.

                  2.6 Financial Statements. FIS has heretofore delivered to EOL
(i) its audited financial statements, including its balance sheets, statements of income, stockholders' equity and cash flows for the fiscal years ended December 31, 1999 and December 31, 1998, certified without qualification by KPMG LLP, independent certified public accountants (the "FIS AUDITED FINANCIAL STATEMENTS"), and its unaudited balance sheet (the "SEPTEMBER 30 BALANCE SHEET") as of September 30, 2000 (the "BALANCE SHEET DATE"), FIS' unaudited statement of income for the nine months ended on the Balance Sheet Date (all such financial statements of FIS and the notes thereto are hereinafter collectively referred to as the "FIS FINANCIAL STATEMENTS"). The FIS Financial statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The balance sheets included in the FIS Financial Statements (including the related notes) fairly present the financial position of FIS as of their respective dates, and the statements of operations and cash flows included therein (including the related notes) fairly present FIS's results of operations for the fiscal periods indicated thereof and reflect all claims against and all debts and liabilities of FIS, fixed or contingent, as at the date thereof, required to be shown thereon under GAAP, and the related combined statement of income, changes in stockholder's equity and cash flow fairly present the combined results of operations, changes in stockholder's equity and cash flows of FIS for the period indicated. Since the Balance Sheet Date, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of the operations of FIS. The books and records of FIS are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for its financial condition and results of operations as set forth in the aforementioned financial statements.

                  2.7 Absence of Undisclosed Liabilities. Except as reflected on the September 30 Balance Sheet, FIS does not have any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 2.7, "LIABILITIES"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in any Schedule hereto; (ii) Liabilities under Contracts of the type required to be disclosed by FIS on any Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (iii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by FIS.

                  2.8 Title to Properties; Encumbrances. FIS has good and valid title to, or enforceable leasehold interests in, or valid rights under contract to use, all the properties and assets owned or used by it (real and personal, tangible and intangible), including, without limitation (a) all

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the properties and assets reflected in the September 30 Balance Sheet, and (b)
all the properties and assets purchased or otherwise contracted for by FIS since the Balance Sheet Date (except for properties and assets reflected in the September 30 Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens (as hereinafter defined), except for Liens set forth on SCHEDULE 2.8. The property, plant and equipment owned or otherwise contracted for by FIS is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used. For purposes hereof, the term "LIENS" shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  2.9 Real Property.

                       2.9.1 Owned Real Property. FIS does not own any real property (including ground leases) or hold any option or right of first refusal or first offer to acquire any real property, and FIS is not obligated by Contract or otherwise to purchase any real property.

                       2.9.2 Leased Real Property. SCHEDULE 2.9.2 contains an accurate and complete list of each "REAL PROPERTY LEASE", defined as any real property lease, sublease, license or other occupancy agreement, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by FIS (including, without limitation, any of the foregoing which FIS has subleased or assigned to another Person and as to which FIS remains liable). With respect to each Real Property Lease set forth on SCHEDULE 2.9.2 (or required to be set forth on SCHEDULE 2.9.2): (a) it is valid, binding and in full force and effect; (b) all rents and additional rents and other sums, expenses and charges due to date have been paid; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by FIS or to the Best Knowledge of the Principal Stockholders, by any other party thereto; (f) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by FIS thereunder; and (g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. FIS holds the leasehold estate on each Real Property Lease, free and clear of all Liens except for the liens of mortgagees of the real property in which such leasehold estate is located. The real property leased by FIS is adequate and suitable for the purposes for which it is presently being used. FIS is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. FIS does not owe any brokerage commission with respect to any Real Property Lease.

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                  2.10 Accounts Receivable; Work in Process; Accounts Payable.
The amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of FIS as being due to FIS and reflected on the September 30 Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the September 30 Balance Sheet) in the ordinary course of business, and none of the accounts receivable or other debts (or accounts receivable arising from any such work-in-process or unbilled invoices) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the September 30 Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to FIS, or the reserves with respect thereto, or accounts payable of FIS which would have a Material Adverse Effect.

                  2.11 Absence of Changes. Since the Balance Sheet Date except as specifically stated on SCHEDULE 2.11, FIS has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business; (b) permitted any asset to be subjected to any Lien; (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business; (d) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $25,000; (e) declared or paid any dividends or made any distributions on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (f) made any bonus or profit sharing distribution; (g) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on SCHEDULE 2.20 or made any loan to any Person other than to any employee for normal travel and expense advances; (h) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to FIS; (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from FIS at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees; (j) entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; (k) canceled or waived any claims or rights of material value; (l) made any change in any method of accounting procedures; (l) changed any of the accounting principles or methods which are utilized by FIS,
(m) disposed or allowed any lapse of any rights to the use of trademark, service mark, trade name, patent, copyright or other intellectual property right; (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (o) amended or terminated any agreement which is material to its business; (p) renewed, extended or modified any Real Property Lease or except in the ordinary course of business, any lease of personal property; (q) adopted, amended or terminated any Plan; or (r) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

                  2.12 Litigation. Except as set forth in SCHEDULE 2.12, there is no action, suit, proceeding or investigation pending or to FIS' or the Principal Stockholders' Best Knowledge threatened against FIS or the Principal Stockholders that questions the right of FIS or the Principal Stockholders to enter into this Agreement or to consummate the transactions contemplated hereby or that might result, either individually or in the aggregate, in any Material Adverse Effect, nor to FIS' or Girod's Best Knowledge is there any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of FIS' employees, their use in connection with FIS' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither FIS nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by FIS currently pending or which FIS intends to initiate. There is no action, suit, proceeding or investigation pending, or to FIS' or the Principal Stockholders' Best Knowledge, threatened against any officer, key employee or 5% Shareholder of FIS in his capacity as such. Neither FIS, nor to FIS' Best Knowledge, any officer, key employee or 5% Shareholder of FIS in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency which might, either individually or in the aggregate, result in any Material Adverse Effect.

                  2.13 Intellectual Property

                  (a) The Intellectual Property Rights (as defined below) comprise all of the intellectual property rights necessary for the operation of the business of FIS as currently conducted or as currently proposed by FIS to be conducted (assuming the transactions contemplated by this Agreement are not consummated). SCHEDULE 2.13 sets forth a true, correct and complete list of all:
(i) patented or registered Intellectual Property Rights and pending patent applications or other applications for registrations of the Intellectual Property Rights owned or filed by or on behalf of FIS or any of its subsidiaries; (ii) all registered trademarks and service marks owned by FIS or any of its subsidiaries (iii) all registered copyrights owned by FIS or any of its subsidiaries and material to the financial condition, operating results, assets, operations or business prospects of FIS or any of its subsidiaries; and
(iv) all licenses or similar agreements or arrangements relating to the Intellectual Property Rights to which FIS is a party, either (A) as licensee and that require payments aggregating more than $5,000 in any 12-month period, or
(B) as a licensor and that require payments aggregating more than $5,000 in any 12-month period.

                  (b) Except as set forth in SCHEDULE 2.13, (i) FIS owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property Rights necessary for the operation of the business of FIS as currently conducted or as currently proposed by FIS to be conducted (assuming the transactions contemplated by this Agreement are not consummated) free and clear of all Liens; (ii) no written claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights is currently outstanding or is threatened, and, to the Best Knowledge of FIS and the Principal Stockholders, there are no grounds for the same; (iii) no loss or expiration of any material Intellectual Property Right or related group of material Intellectual Property Rights is pending or to the Best Knowledge of FIS or the Principal Stockholders, threatened; (iv) neither FIS nor the Principal Stockholders has received any written notice of, or has any knowledge of any facts which indicate a likelihood of, any currently existing or otherwise unresolved infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Rights (including, without limitation, any demand or request that he FIS licenses any rights from a third party); and (v) to the Best Knowledge of FIS and the Principal Stockholders, FIS has not infringed, misappropriated or otherwise conflicted with any intellectual property rights or other similar rights of any third parties, other than any of the foregoing which may have occurred in the past and have been fully and finally resolved prior to the date of this Agreement and neither FIS nor The Principal Stockholders has any knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of FIS and its subsidiaries as currently conducted or as currently proposed by FIS to be conducted (assuming the transaction contemplated by this Agreement are not consummated).

                  (c) The transactions contemplated hereby will have no adverse effect on the right, title and interest of FIS in and to any material Intellectual Property Rights or the validity and enforceability thereof. All material Intellectual Property Rights owned by FIS will be the property of the Surviving Corporation as a result of the Merger.

                  (d) Except as set forth on SCHEDULE 2.13, no copy of FIS' software is subject to or held in escrow or is in any third party's possession, other than the object code version in accordance with the licenses listed on
SCHEDULE 2.13 hereto.

                  (e) FIS has taken commercially reasonable measures to protect the Business Intellectual Property (as defined below). FIS has treated the Business Intellectual Property (other that user documentation and manuals and other materials provided to customers of FIS (not including source code) under obligations of confidentiality) as trade secrets.

                  (f) Except to the extent licensed to customers of FIS in the ordinary course of business, FIS has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and ownership to the Business Intellectual Property (or any portion thereof), and no third party has any right to use any such Business Intellectual Property except in accordance with an agreement which is listed in SCHEDULE 2.13. Except as set forth on SCHEDULE 2.13, no licensing fees, royalties or payments are due and payable by FIS in connection with the use of the Business Intellectual Property.

                  (g) To the Best Knowledge of FIS and the Principal Stockholders, neither FIS nor any third party is in default under any licenses, agreements or other rights with respect to the Business Intellectual Property, and there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become an event of default thereunder.

                  (h) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" means all of following owned by, issued to or licensed to FIS, along with all income, royalties, damages and payments due or payable to FIS at the Effective Time or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriation thereof and any and all corresponding rights that are secured by FIS throughout the world: patents, patent applications, patent disclosures and intentions (whether or not patentable and whether or not reduced to practice and including, without limitation, all inventions of employees of FIS or any of its subsidiaries) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith (including, without limitation, the use of the current corporate name and trade name(s) listed on SCHEDULE 2.13 and all translations, adaptations, derivative works and combinations of the foregoing); copyrights and copyrightable works; Internet domain names; mask works; and registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, and production processes and techniques, research and development information, drawings, specifications designs, plans, proposals, technical data, financial and accounting data, business and marketing plans, and customer and supplier lists and related information; computer software (in object code and source code form and including, without limitation, data, related data bases and documentation), including all works in progress relating to corrections, modifications or enhancements thereto as well as all current and prior (but only to the extent still maintained) versions of such software; other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on
SCHEDULE 2.13.

                  (i) For purposes of this Agreement, "BUSINESS INTELLECTUAL PROPERTY" means all computer programs (including application software and operating software and including all operating codes, source codes, updates, upgrades, modifications and enhancements associated with such computer programs) and documentation, specifications, manuals and materials (including all Intellectual Property Rights) associated therewith owned by or licensed to FIS (regardless of whether it is used internally and/or by customers of FIS.)

                  (j) FIS has reviewed its operations and the operations of its subsidiaries to evaluate the extent to which the business or operations of FIS or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "YEAR 2000 PROBLEM" as used herein means any significant risk that the computer hardware or software used in the receipt, transmission, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  2.14 Taxes. FIS has timely filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by FIS. The term "TAXES" means taxes, duties, charges or levies of any nature imposed by any taxing or other Governmental or Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by FIS pursuant to Treasury Regulations
Section 1.1502-6 or any similar provision of state, local or foreign law. All Taxes shown on said returns to be due and all additional assessments received prior to the date hereof have been paid or are being contested in good faith, in which case, such contested assessments are set forth on SCHEDULE 2.14. FIS has collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. FIS has withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, residents and non-residents and remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. The amount set up as an accrual for Taxes on the Balance Sheet is sufficient for the payment of all unpaid Taxes of FIS, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, FIS has not incurred any liabilities for Taxes other than in the ordinary course of business. The Principal Stockholders has delivered to EOL correct and complete copies of all federal, state and local income tax returns filed with respect to FIS for all taxable periods for the last five taxable years. Except as set forth on SCHEDULE 2.14, none of the federal, state or local income tax returns of FIS have ever been audited by the Internal Revenue Service or any other Governmental or Regulatory Authority. No examination of any return of FIS is currently in progress, and FIS has not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by FIS for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. FIS has not made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. FIS has not been a member of an affiliated group filing combined federal income tax returns nor has it been included in any combined, consolidated or unitary state or local income tax return. FIS is not party to any tax allocation or tax sharing agreement nor does FIS have any contractual obligation to indemnify any other Person with respect to Taxes. FIS has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code within the period specified in Section 897(c)(1)(A)(ii) of the Code. FIS will not be required as a result of a change in accounting method for any period ending on or before the Closing Date to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date, including any change which may be required by law in connection with this transaction. FIS is not obligated to make any payments and is not party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither FIS nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended, that FIS be taxed as an S corporation.

                  2.15 Insurance. SCHEDULE 2.15 is a complete and correct list and summary description of all policies of insurance in which FIS is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by FIS. Such policies cover risks normally insured against, and are in amounts normally carried, by companies engaged in similar businesses.

                  2.16 Banks; Powers of Attorney. SCHEDULE 2.16 is a complete and correct list showing (i) the names of each bank in which FIS has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from FIS.

                  2.17 Employee Arrangements. SCHEDULE 2.17 is a complete and correct list and summary description of all (i) union, collective bargaining, employment, management, termination and consulting agreements to which FIS is a party or otherwise bound, and (ii) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of FIS. Such Schedule also lists the names and compensation of all employees of FIS, including, without limitation, compensation due and payable, as well as, contingent accrued and projected bonuses to be earned or paid within 12 months of the Closing Date.

                  2.18 ERISA.

                       (a) Plans. SCHEDULE 2.18 lists each "EMPLOYEE PENSION BENEFIT PLAN" (collectively called "FIS PENSION PLANS" and severally called "FIS PENSION PLAN"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each "EMPLOYEE WELFARE BENEFIT PLAN" (collectively called "FIS WELFARE PLANS" and severally called "FIS WELFARE PLAN") as such term is defined in Section 3(1) of ERISA, which is maintained by FIS or to which they contribute or are obligated or required to contribute, and which is subject to the provisions of ERISA. The FIS Pension Plans and FIS Welfare Plans are hereinafter sometimes collectively referred to as the "PLANS" and severally referred to as a "PLAN."

                       (b) Qualification. Each FIS Pension Plan and the trust (if any) forming a part thereof has been determined by the IRS to be qualified under Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination which would adversely affect such qualification.

                       (c) Plan Documents. FIS have heretofore delivered to EOL, true, complete and correct copies of (i) the Plans, and all related trust agreements, (ii) all written interpretations and summary plan descriptions relating thereto, (iii) the two most recent annual reports (Form 5500 Series) and accompanying schedules which were prepared in connection with each Plan,
(iii) all IRS determination letters relating to the Plans, and (iv) the two most recent actuarial evaluation reports which were prepared in connection with any of the Plans.

                       (d) No Prohibited Transactions. None of FIS, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof, have engaged in a transaction which would subject any of FIS or any of the Plans to the tax on prohibited transactions imposed by Section [4975] of the Code or to a civil penalty assessed pursuant to Section 502(i) of ERISA.

                       (e) No Accumulated Funding Deficiency. None of the FIS Pension Plans has incurred any "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived.

                       (f) Termination, etc. None of FIS have incurred, and are not expected to incur, directly or indirectly, any liability to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any FIS Pension Plan. The PBGC has not instituted proceedings to terminate any FIS Pension Plan, nor has it notified any of FIS, either formally or informally, of its intention to institute any such proceedings.

                       (g) Reportable Events. There have not been, with respect to any of the Plans, any "REPORTABLE EVENTS", as such term is defined in Section 4043(b) of ERISA.

                       (h) Multiemployer Plans. Neither of FIS have ever maintained or contributed to, or been obligated or required to contribute to, a "MULTIEMPLOYER PLAN", as such term is defined in Section 3(37) of ERISA.

                       (i) Contributions; Benefits. Each of FIS has paid in full all amounts which were required to have been paid by them on or prior to the date hereof as contributions to any of the FIS Pension Plans. The current value of all accrued benefits under each of the FIS Pension Plans did not, as of the latest valuation date thereof, exceed the then current value of the assets of such FIS Pension Plan allocable to such accrued benefits, based upon the actuarial assumptions then being utilized with respect thereto.

                       (j) Claims. There is not pending, and to the Best Knowledge of FIS and the Principal Stockholders there is not threatened, any claims against any of the Plans or any fiduciary thereof (other than claims for benefits made in the ordinary course).

                  2.19 Certain Business Matters. Except as is set forth in
SCHEDULE 2.19, (A) FIS is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of its products or services, (B) there are no pending, or to the Best Knowledge of FIS and the Principal Stockholders threatened, labor negotiations, work stoppages or work slowdowns involving or affecting FIS, and, to the Best Knowledge of FIS and the Principal Stockholders, there are pending activities by any labor union seeking to represent or organize the employees of FIS, (D) the product and service warranties given by FIS or by which FIS is bound (descriptions of which are set forth on SCHEDULE 2.19), entail no greater obligations than are customary in the business in which they are engaged, (E) FIS is not party to or bound by any agreement which limits its freedom to compete in any line of business or with any Person, and (F) FIS is not a party to or bound by any agreement in which any officer, director or stockholder of FIS (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

                  2.20 Contracts. SCHEDULE 2.20 hereto contains an accurate and complete list of the following Contracts: (a) all Plans (as such term is defined in Section 2.18); (b) any personal property lease with a fixed annual rental of $10,000 or more; (c) any Contract relating to capital expenditures which involve payments of $25,000 or more in any single transaction or series of related transactions; (d) any Contract relating to the making of a loan or advance to or investment in, any other Person; (e) any Contract evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise; (f) any management service, employment, consulting or similar type of Contract which is not cancelable by the Company party thereto without penalty or other financial obligation within 30 days; (g) any Contract limiting any Company's freedom to engage in any line of business or to compete with any other Person, including agreements limiting the ability of any Company or any of its affiliates to service competitive accounts during or after the term thereof; (h) any collective bargaining or union agreement; (i) any Contract with any of its officers or directors or any Principal Stockholder not covered by subsection (f) above (including indemnification agreements); (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business); (k) any Contract with respect to any Intellectual Property, other than "SHRINK-WRAP" and similar end-user licenses; (l) any agreement with a client required to be listed on SCHEDULE 2.23; (m) any Contract with a media buying service; provided, however, commitments to purchase media in the ordinary course of business do not have to be set forth on SCHEDULE 2.20; (n) any joint venture agreement involving a sharing of profits not covered by clauses (a) through (m) above; and (o) any Contract (not covered by another subsection of this Section 2.20) which involves $100,000 or more over the unexpired term thereof and is not cancelable by FIS without penalty or other financial obligation within 30 days. Each Contract to which FIS is a party, including, but not limited to those set forth on SCHEDULE
2.20 is in full force and effect, and there exists no default or event of default by FIS or to the Best Knowledge of the Principal Stockholders, by any other Person, or occurrence, condition, or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by FIS, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such Contract.

                  2.21 Compliance with Laws; Permits.

                       2.21.1 Compliance. FIS is, and its business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with Laws and Orders relating to the regulation or protection of the environment ("ENVIRONMENTAL LAWS AND ORDERS"), where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, including without limitation: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. FIS has not been charged with, or, to the Best Knowledge of the Principal Stockholders threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

                       2.21.2 Permits. FIS has all permits, licenses, and other government certificates, authorizations and approvals ("PERMITS") required by any Governmental or Regulatory Authority for the operation of its business and the use of its assets as presently operated or used, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. All of the Permits are in full force and effect and no action or claim is pending, nor to the Best Knowledge of the Principal Stockholders is threatened, to revoke or terminate any of such Permits or declare any such Permit invalid in any material respect.

                  2.22 No Default or Violation. Except as set forth on SCHEDULE 2.22, FIS (i) is not in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by FIS under), nor has FIS received any notice of a claim that it is in default under or that it is in violation of any of the terms, conditions or provisions of any note, bond, mortgage, debt instrument, credit facility, security agreement, lease, deed of trust, franchise, indenture, license, agreement or other instrument, commitment or obligation to which it is a party or by which any property of assets of FIS is bound.

                  2.23 Customers. SCHEDULE 2.23 sets forth for FIS (a) the 20 largest clients (measured by revenues), and the revenues from each such client and from all clients (in the aggregate) for the twelve months ended December 31, 1999 and (b) the clients projected to be the 20 largest clients (measured by revenues) based on FIS' current profit plan for the year ended December 31, 2000, together with the estimated revenues for each such client and all clients (in the aggregate) for such periods. The Principal Stockholders do not warrant that the estimated revenues set forth on SCHEDULE 2.23 will prove to be accurate; provided, however, the Principal Stockholders do represent that they were made in good faith and on a reasonable basis. Except as set forth on
SCHEDULE 2.23, no client of FIS has advised FIS or any Principal Stockholder in writing that it is (x) terminating or considering terminating the handling of its business by FIS as a whole or in respect of any particular product, project or service or (y) planning to reduce its future spending with FIS in any material manner; and to the Best Knowledge of the Principal Stockholders (without making any special inquiry of any clients), no client has orally advised any of FIS or the Principal Stockholders of any of the foregoing events.

                  2.24 Interests in Customers, Suppliers, Etc. Except as set forth on SCHEDULE 2.24, (x) neither the Principal Stockholders nor any Person controlled by any of the Principal Stockholders nor (y) to the Best Knowledge of the Principal Stockholders (without making any inquiry of any member of the Related Group, as hereinafter defined), any officer, director, or employee of any of FIS, any parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "RELATED GROUP"), or any entity controlled by anyone in the Related Group:

                       (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1/4 of 1% of the issued and outstanding shares of any class of securities of a publicly held and traded companies) or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of FIS;

                       (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property), that FIS uses in the conduct of its business, other than immaterial personal items owned and used by employees at their work stations; or

                       (iii) has any cause of action or other claim whatsoever against, or owes any amount to, FIS, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  2.25 Corporate Controls. Neither the Principal Stockholders, nor, to the Best Knowledge of the Principal Stockholders, any officer, authorized agent, employee or any other Person while acting on behalf of FIS, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and FIS has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

                  2.26 Brokers. No agent, broker, person or firm acting on behalf of FIS or any of the Principal Stockholders, or under the authority of either of them, is or will be entitled to a financial advisory fee, brokerage commission or other like payment in connection with any of the transactions contemplated hereby.

                  2.27 Information as to FIS. None of the representations or warranties made by FIS and the Principal Stockholders with respect to FIS in this Agreement or in any agreement or document executed and delivered pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

3. Representations and Warranties as to EOL and Acquisition Corp.. EOL represents and warrants to FIS and the Principal Stockholders as follows:

                  3.1 Organization, Standing and Power. Each of EOL and Acquisition Corp. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Each of EOL and Acquisition Corp. are duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to so qualify would not reasonably be expected to have an EOL Material Adverse Effect. As used in this Agreement, the term "EOL MATERIAL ADVERSE EFFECT" shall mean any effect that is materially adverse to the properties, assets, liabilities, business, prospects, results of operations or condition (financial or otherwise) of EOL and Acquisition Corp., taken as a whole.

                  3.2 Authority. The execution and delivery by EOL and Acquisition Corp. of this Agreement and of each agreement to be executed and delivered by either of them pursuant hereto, the performance by them of their respective obligations hereunder and thereunder, and the consummations of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of EOL and Acquisition Corp., and EOL and Acquisition Corp. have all necessary corporate power with respect thereto. This Agreement is, and, when executed and delivered by EOL and Acquisition Corp. each other agreement will be, the valid and binding obligation of EOL and Acquisition Corp., to the extent they are parties thereto, in accordance with their respective terms.

                  3.3 Capitalization. The authorized capital stock of EOL consists of 30,000,000 shares of EOL Common Stock, of which 12,458,602 shares were issued and outstanding as of the date hereof , and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which were issued and outstanding as at that date. The authorized capital stock of Acquisition Corp. consists of 10,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by EOL. All issued and outstanding shares of Common Stock of EOL and Acquisition Corp. have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 2,007,271 shares of EOL Common Stock were issuable upon the exercise or conversion of outstanding options, warrants, convertible securities or other rights to acquire EOL Common Stock.

                  3.4 Non-Contravention; Approvals and Consents.

                       3.4.1 Non-Contravention. The execution, delivery and performance by EOL and Acquisition Corp. of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not
(a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of EOL or Acquisition Corp. , or (b) result in the violation by EOL or Acquisition Corp. of any Laws or Orders of any Governmental or Regulatory Authority applicable to EOL or Acquisition Corp. or any of their assets or properties, or (c) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require EOL or Acquisition Corp. to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of EOL or Acquisition Corp., under any of the terms, conditions or provisions of any Contract to which EOL or Acquisition Corp. is a party or by which EOL and Acquisition Corp. or any of their assets or properties are bound.

                       3.4.2 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which EOL or Acquisition Corp. is a party or by which EOL or Acquisition Corp., or any of their assets or properties are bound for EOL and Acquisition Corp., for the execution and delivery of this Agreement, the performance by EOL and Acquisition Corp. of their obligations hereunder or EOL and Acquisition Corp.'s consummation of the transactions contemplated hereby..

                  3.5 Stock Issuable Pursuant to Merger. The shares of EOL Common Stock into which the FIS Capital Stock will be converted as a result of the Merger will be duly authorized and validly issued, and fully paid and non-assessable.

                  3.6 Brokers. No agent, broker, person or firm acting on behalf of EOL or Acquisition Corp., or under the authority of either of them, is or will be entitled to a financial advisory fee, brokerage commission or other like payment in connection with any of the transactions contemplated hereby.

                  3.7 SEC Filings. EOL has filed all forms, registration statements, reports, statements and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since the initial public offering of its securities on May 26, 1999 (collectively, the "SEC REPORTS"). None of the SEC Reports (except to the extent revised or superseded by a subsequent filing with the SEC) contained, as of the date that it was filed with the SEC, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Reports were prepared in accordance with GAAP consistently applied (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of EOL as at the dates thereof and its results of operations and cash flows for the periods indicated, except that (i) any unaudited financial statements are subject to normal reoccurring adjustments which might be required as a result of year-end audits, and (ii) the financial statements contained in Form 10-Q filings contain certain departures from GAAP, as permitted by the SEC.

                  3.8 Review of FIS information. EOL has had a full opportunity to request from FIS and its representatives, and has received and reviewed, all oral and written information concerning the FIS that EOL deems relevant to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. Notwithstanding the access and receipt of such information, EOL is relying fully upon the representations, warranties, covenants and agreements of the FIS and the Principal Stockholders contained in this Agreement and the Schedules furnished by FIS and the Principal Stockholders pursuant to this Agreement, as well as the certificates delivered at the Closing by FIS and the Principal Stockholders in connection with its decision to consummate the transactions contemplated in this Agreement.

                       4. Registration Rights.

                       (a) In the event that EOL seeks to effect a public offering of EOL Common Stock and, in such regard, EOL shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then EOL will give written notice of such determination to the Principal Stockholders ("HOLDERS"). Upon the written request of the Holders (the "RESPONDING HOLDERS"), within twenty (20) days after receipt of any such notice from EOL, EOL will, except as provided herein, cause all, or any portion so requested, of the shares of EOL Common Stock (collectively the "REGISTRABLE SECURITIES") owned by the Responding Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing provided herein shall either (i) require EOL to file any registration statement at any time or (ii) prevent EOL from, at any time, abandoning or delaying any such registration. If any registration pursuant to this Section 4(a) shall be underwritten, in whole or in part, EOL shall require that the Registrable Securities requested for inclusion pursuant to this Section 4(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, if the managing underwriter determines and advises in writing that the inclusion of all or any portion of the Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding securities proposed to be included therein by holders of securities other than the Responding Holders, would interfere with the successful marketing of such securities, then the number of such Registrable Securities that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in the registration statement in the following order of priority: (i) the securities being offered by EOL: (ii) to the extent not in conflict with prior agreements of EOL, the number of Registrable Securities then owned by each Responding Holder, on a pro rata basis, based upon the number of Registrable

Securities sought to be registered by each such Responding Holder; and (iii) the number of securities held by holders other than Responding Holders, on a pro rata basis, based upon the number of securities sought to be registered by each such other holder. The Holders agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with an underwritten public offering of the Company's securities, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or other Hedging Transaction), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except Common Stock included in such registration. In the event of any cutback of Registrable Securities held by the Responding Holders, the piggyback registration rights as set forth in this
Section 4(a) with respect to such cutback Registrable Securities shall continue in effect, subject to the provisions of this Section 4.

                       (b) When EOL is required by the provisions of Section 4(a) to effect the registration of Registrable Securities under the Act, EOL will:

         1. prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for a period of one year from the date of effectiveness;

         2. prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for a period of one year from the date of effectiveness;

         3. furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         4. use its reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing, except that EOL shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign company in any jurisdiction wherein it is not so qualified;

         5. notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         6. notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         7. prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred with by counsel for EOL), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Securities by such holder;

         8. prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances in which they were made, not misleading; and;

         9. advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                       (c) With respect to the registration, all fees, costs and expenses of and incidental to such registration and public offering (as specified below) in connection therewith shall be borne by EOL, provided, however, that any Holders participating in such registration shall bear their pro rata share of the underwriting discount and commission and transfer taxes. The fees, costs and expenses of registration to be borne by EOL as provided above shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for EOL, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders; and

                       (d) 1. EOL will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 4(a) hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that EOL will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                       2. Each holder of the Registrable Securities included in a registration pursuant to the provisions of Section 4(a) will indemnify and hold harmless EOL, its directors and officers, any controlling person and any underwriter from and against, and will reimburse EOL, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which EOL or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                       3. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (1) or (2) of this Section 4(c) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (1) or (2), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (1) or (2) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                       4. EOL will have no obligations pursuant to Section 4 with respect to any Registrable Securities proposed to be sold by a Responding Holder in a registration pursuant to Section 4(a) hereof if, in the opinion of counsel to EOL, all such Registrable Securities proposed to be sold by a Responding Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

5. Indemnification.

                  5.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Sections 5.6.2, 5.6.3 and 5.6.5, the respective representations, warranties, covenants and agreements of FIS, the Principal Stockholders and EOL and Acquisition Corp. contained in this Agreement shall survive the Closing.

                  5.2 Obligation of the Principal Stockholders to Indemnify. Subject to the limitations contained in Sections 5.6.1 and 5.6.2, the Principal Stockholders hereby agree, severally and pro rata, in accordance with their respective ownership of their FIS Common Stock, and will agree in accordance with the provisions of the Escrow Agreement, to indemnify EOL and Acquisition Corp. and their respective affiliates, shareholders, officers, directors, employees, agents and successors, permitted assignees of EOL and their affiliates (individually a "EOL INDEMNIFIED PARTY" and collectively, the "EOL INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the EOL Indemnified Parties from, and to pay on behalf of or reimburse the EOL Indemnified Parties as and when incurred for, any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature (collectively, "LOSSES"), that may be imposed on or incurred by the EOL Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Section 1.7 or Section 2 hereof or in any certificate delivered by any Principal Stockholder at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any EOL Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of any Principal Stockholder contained in Section 1.7 or Section 2 hereof or in any certificate delivered by any Principal Stockholder at the Closing; (c) any breach or failure by any Principal Stockholder to comply with, perform or discharge any obligation, agreement or covenant by any Principal Stockholder contained in this Agreement and (d) any litigation or claim disclosed on SCHEDULE 2.11 to this Agreement. The term "LOSSES" as used in this Agreement is not limited to matters asserted by third parties against an EOL Indemnified Party, but includes Losses incurred or sustained by a EOL Indemnified Party in the absence of third party claims.

                  5.3 Obligation of EOL to Indemnify. Subject to the limitations set forth in Section 5.6.3 hereof, EOL hereby agrees to indemnify the Principal Stockholders against, and to protect, save and keep harmless the Principal Stockholders from, and to pay on behalf of or reimburse the Principal Stockholders as and when incurred for, any and all Losses that may be imposed on or incurred by the Principal Stockholders as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of EOL contained in Section 3 hereof or in any certificate delivered by EOL at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting the Principal Stockholders which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of EOL contained in Section 3 hereof or in any certificate delivered by EOL at the Closing; or (c) any breach or failure by EOL to comply with, perform or discharge any obligation, agreement or covenant by EOL contained in this Agreement.

         5.4 Indemnification Procedures.

         5.4.1 Non-Third-Party Claims. In the event that any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 5.4.2) against which a Person is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 30 days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within 30 days of receipt of written notice of such claim, setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 5.4.1 or once any dispute under this Section 5.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of
Section 5.6.1, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

         5.4.2 Third-Party Claims. (a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "THIRD PARTY CLAIM") against an Indemnifying Party, the Indemnified Party shall give written notice to the Indemnifying Party (the "CLAIMS NOTICE") within 20 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), together with a statement specifying the basis of such Third Party Claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within 20 days after receipt from the Indemnified Party of the Claims Notice, which Defense Notice shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL"), to conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed.

         (b) In the event that the Indemnifying Party within such 20 day period fails to give the Defense Notice, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without prior consent of the Indemnifying Party and subject to the provisions of Section 5.6.1, the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

         (c) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect within 20 days after receipt of the Claims Notice (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim). In such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, with the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and, once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified and Indemnifying Party, subject to the provisions of Section 5.6.1, the Indemnifying Party shall within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all reasonable costs, expenses, settlement amounts or other Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim.

         (d) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The

Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has delivered a Defense Notice, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

         (e) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates relating to the claims underlying the offer of settlement and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

         (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 5.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

                  5.5 Right to Proceed Against Escrow Fund. Without limiting any other rights or remedies available to it, EOL shall be entitled, subject to the limitations set forth in Section 5.6, to obtain indemnity from the Escrow Fund for Losses under Section 5.2 hereof and in accordance with Section 5.4 (which indemnity shall be at the option of EOL in form of release of a portion of the Cash Portion or an offset to principal and/or interest under the Note); provided, however, EOL may only exercise such right to proceed in such manner in respect of claims relating to Losses actually incurred by a EOL Indemnified Party (in which case the right to obtain indemnity from the Escrow Fund shall be limited to the amount of such actual Loss) or claims actually asserted by a third party (in which case the right to obtain indemnity from the Escrow Fund shall not exceed EOL's good faith estimate of the amount of indemnifiable Losses that will ultimately be payable to a EOL Indemnified Party in respect of such claims). If any such claims for indemnity are resolved in favor of a Principal Stockholder by mutual agreement or otherwise, or if the amount withdrawn from the Escrow Fund exceeds the amount ultimately payable to an EOL Indemnified Party in respect of such claim, EOL shall pay to the Escrow Fund the excess amount withdrawn from the Escrow Fund with respect to such claim, together with interest thereon for the period such amount has been withheld at a rate equal to the published prime rate of interest of The Chase Manhattan Bank, in effect from time to time during the relevant period.

                  5.6 Limitations On and Other Matters Regarding
                      Indemnification.

                       5.6.1 Indemnity Cushion and Cap. Subject to Section 5.6.5 the Principal Stockholders shall not have any liability to any EOL Indemnified Party with respect to Losses arising out of any of the matters referred to in Sections 5.2 until such time as the amount of such liability shall exceed $62,500 (in which case the Principal Stockholders shall be liable for all Losses in excess of $62,500); provided, however, that this Section 5.6.1 shall not apply to a breach of a representation or warranty contained in Sections 1.7, 2.8, 2.14, 2.18 or 2.26 or any other provision of this Agreement relating to Taxes (for which there is no cushion). Notwithstanding anything to the contrary herein, subject to Section 5.6.5, the maximum aggregate liability of each Principal Stockholder for indemnity payments under Section 5.2 shall be limited to his pro-rata portion of the Merger Consideration allocated to such Principal Stockholder (including, without duplication, any amounts offset pursuant to Section 5.5).

                       5.6.2 Termination of Indemnification Obligations of the Principal Stockholders. Subject to Section 5.6.5, the obligation of the Principal Stockholders to indemnify under Section 5.2 hereof shall terminate on the second anniversary of the Closing Date, except (a) as to matters as to which the EOL Indemnified Party has made a claim for indemnification on or prior to such date and (b) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 1.7, 2.8, 2.14, 2.18 or 2.26 or any other Section of this Agreement relating to Taxes. The obligation to indemnify referred to in:

         (i) the preceding clause (a) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

         (ii) the preceding clause (b) shall terminate 180 days after the expiration of the relevant federal, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

                       5.6.3 Termination of Indemnification Obligations of EOL. The obligation of EOL to indemnify under Section 5.3 hereof shall terminate on the second anniversary of the Closing Date except as to matters as to which the Principal Stockholders have made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

                       5.6.4 Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Section 5 shall be treated by the parties as an adjustment to the Merger Consideration.

                       5.6.5 Exceptions. Each of the limitations set forth above in this Section 5.6 shall in no event (a) apply to any Losses incurred by a EOL Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by a Principal Stockholder in connection with the transaction contemplated hereby; (ii) any indemnity obligation under Section 5.2(d); and
(iii) the Principal Stockholders' obligations set forth in Section 10.1 to pay certain expenses; or (b) apply to any Losses incurred by any Principal Stockholder which relate, directly or indirectly, to (i) any fraudulent acts committed by EOL in connection with the transaction contemplated hereby and (ii) EOL's obligations set forth in Section 10.1 to pay certain expenses.

6. Intentionally Omitted.

7. Additional Covenants

                  7.1 Investigation. Between the date hereof and the Closing Date, EOL may, directly and through its representatives, make such investigation of FIS and their respective businesses, assets and liabilities as it deems necessary or advisable, but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, EOL and its representatives shall have, at all reasonable times after the date hereof, full access to the premises and to the books and records of FIS, and FIS shall furnish to EOL and its representatives such financial and operating data and other information as may be from time to time reasonably requested. Except in connection with its evaluation of the transactions contemplated hereby, EOL shall use its reasonable best efforts not to disclose or use any confidential information which it obtains in connection with the foregoing until the transactions contemplated hereby are consummated or said information becomes otherwise lawfully ascertainable from other sources. In the event that the Merger is not consummated for any reason whatsoever, EOL agrees that it shall return to FIS all documents, workpapers and other written materials which were obtained by it during the course of such investigation which constitute Confidential Information.

                  7.2 Consummation of Transaction. Each of the parties hereto hereby agrees to use its reasonable best efforts to cause all conditions precedent to his or its obligations and to the obligations of the other parties hereto to consummate the transactions contemplated hereby to be satisfied, including, but not limited to, using its best efforts to obtain all required consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

                  7.3 Cooperation. Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

                  7.4 Accuracy of Representations. Each party hereto agrees that prior to the Closing Date he or it will enter into no transaction and take no action, and will use its reasonably best efforts to prevent the occurrence of any event, which would result in any of its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument delivered pursuant hereto not to be true and correct in all material respects, or not to be performed as contemplated, at and as of the time immediately following the occurrence of such transaction or event.

                  7.5 Conduct of Business of FIS Pending Merger. During the period from the date hereof to the Effective Time, except pursuant to the terms hereof or unless EOL shall otherwise consent in writing, FIS shall, and each Principal Stockholder shall cause FIS to, (i) carry out its operations only in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; (ii) use its best efforts to keep available the services of their present officers, employees, representatives and agents and not terminate the services of any employee (other than for good reason and with prior written notice to EOL); and (iii) preserve its present relationships with customers, suppliers and other persons with which it has business relations. By way of illustration and not limitation, between the date of this Agreement and the Effective Time, FIS shall not, and each Principal Stockholder shall cause FIS not to, directly or indirectly, do or commit to do any of the following without the prior written consent of EOL:

                       (a)(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its common stock, except that bonuses shall be permitted to made to certain stockholders of FIS immediately prior to the Closing in an amount mutually acceptable to EOL and (ii) split, combine or reclassify any of its common stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its common stock; or (iii) purchase, redeem or otherwise acquire any shares of common stock of any entities or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

                       (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its common stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

                       (c)(i) increase the salary, compensation or fringe benefits of any of its directors, officers or employees, (ii) enter into any employment arrangement other than in the ordinary course of business consistent with past practice, with any other employee of FIS, (iii) establish, adopt, enter into or amend or terminate any written agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, (iv) notwithstanding any agreement to the contrary, pay any bonus, salary or compensation to any of its directors, officers or employees or (v) issue, grant or make any stock based awards to any of its directors, officers or employees.

                       (d) amend its Certificate of Incorporation, Bylaws or other comparable charters or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of FIS;

                       (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to FIS, except purchases consistent with past practice;

                       (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales in the ordinary course of business consistent with past practice;

                       (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of FIS, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

                       (h) enter into any agreement, contract, commitment, whether or not in the ordinary course of business, involving a commitment on the part of FIS to purchase, sell, lease or otherwise dispose of assets or require payment by any or all of FIS in excess of $25,000;

                       (i) expend funds for capital expenditures unless otherwise consented to in writing by EOL;

                       (j) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                       (k) recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                       (l) change any accounting principles used by them, unless otherwise consented to in writing by EOL;

                       (m) make any tax election or settle or compromise any income tax liability or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of FIS;

                       (n) settle or compromise any litigation in which FIS is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid; and

                       (o) authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative, to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to any Alternate Transaction (as hereinafter defined) or enter into any arrangement or negotiations of any type relating to the sale or other disposition of a material portion of FIS' assets (other than in the ordinary course of business) or FIS' capital stock (including any merger or consolidation involving FIS.

                       (p) authorize any of, or commit or agree to take any of the foregoing actions;

                  7.6 Sales Taxes, etc. The holders of FIS Capital Stock shall be responsible for, and shall pay, any and all sales taxes, transfer taxes and similar charges which became payable as a result of transactions contemplated hereby.

                  7.7 Employment Agreement. On or prior to the Closing Date, EOL and each of the Principal Stockholders shall execute and deliver an Employment Agreement in substantially the in substantially the forms of Exhibit G-1 and G-2 attached hereto.

                  7.8 Landlord Consents. On or prior to the Closing Date, FIS shall obtain the written consent of the landlords of the Rockville Office and the Owen Mills Office to assign such leases for such premises on the same terms and conditions as are in effect prior to the Closing Date.

                  7.9 FIS Employees.

                  7.9.1 EOL and/or the Surviving Corporation shall provide each current FIS employee as of the Closing Date with (i) compensation that is at least equal to the current compensation earned by such employees as reflected in
SCHEDULE 2.17 and (ii) benefits commensurate to the benefits that are currently received by such employees as reflected in SCHEDULE 2.17.

                  7.9.2 In the event that EOL desires to terminate the services of any present employee of FIS prior to December 31, 2000, EOL shall provide such employee with no less than 60 days prior notice and if EOL desires to terminate the services of any present employee of FIS during the period commencing on January 1, 2001 through the first anniversary of the Closing Date, EOL shall provide such employee with 30 days prior notice. The foregoing notice periods shall however not be applicable in the event of a termination of a nature in which EOL determines that special circumstances exist in which the foregoing notice requirement is not justified (e.g., acts of fraud, dishonesty, negligence, other willful misconduct and the like to the detriment of EOL or the Surviving Corporation). Other than the foregoing notice requirements, nothing contained herein shall be deemed to create anything other than an at-will employment relationship between the present employees of FIS (other than the Principal Stockholders) and the Surviving Corporation and/or EOL.

                  7.10 Further Assurances. Each Principal Stockholder shall from time to time after the Closing Date, at his sole cost and expense, take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as EOL may reasonably request in order to more fully perfect the rights which are intended to be granted to EOL or the Surviving Corporation hereunder.

                  7.11 No Other Negotiations. During the time period commencing on the date of this Agreement and ending on the earlier to occur of (a) termination of this Agreement in accordance with the provisions of Section 9(a) or 9(b) or (b) consummation of the Merger, FIS will not, and FIS will not authorize or permit any officer, director, employee, stockholder, affiliate or agent of FIS to, directly or indirectly: (i) solicit, initiate or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below); (ii) furnish any information regarding FIS to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iii) participate in any negotiations with any person or entity with respect to any Alternative Transaction; or (iv) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between FIS and any third party that relates to, provides for or concerns any Alternative Transaction. During the foregoing time period identified in the preceding sentence, Girod will promptly notify EOL orally and in writing of any inquiries or proposals received by Girod regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for the possible disposition of all or any substantial portion of FIS' business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination.

                  7.12 Private Placement Exemption. The parties to this Agreement intend that EOL shall issue the shares of EOL Common Stock hereunder pursuant to a private placement under Section 4(2) of the Securities Act and applicable state securities laws. The shares of EOL Common Stock shall constitute "RESTRICTED SECURITIES" within the meaning of the Securities Act. The certificates for EOL Common Stock to be issued in the Merger shall bear appropriate legends to identify such shares as being restricted under the Securities Act. FIS shall use its best efforts to furnish EOL with all information concerning FIS and the Principal Stockholders as EOL may reasonably request in connection with establishing the availability of federal and state private placement exemptions for any action contemplated by this Section 7.12.

                  7.13 Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger as a reorganization in accordance with the provisions of Section 368(a) of the Code. However, EOL makes no representations or warranty to

FIS or to any of the Principal Stockholders, and neither FIS nor any such holder makes any representation or warranty to EOL, regarding the tax treatment of the Merger or whether the Merger will qualify as a reorganization under the Code, and FIS and EOL acknowledge and agree that they and the Principal Stockholders are relying on their own tax advisors in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, neither EOL nor FIS has taken or will take any action or will fail to take any action, either before or after the Closing of the Merger (other than those reflected in the terms of this Agreement), which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code.

8. Conditions of Merger.

                  8.1 Conditions to Obligations of EOL and Acquisition Corp. to Effect the Merger. The respective obligations of EOL and Acquisition Corp. to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                       (a) Accuracy of Representations and Warranties. The representations and warranties of FIS and the Principal Stockholders contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto shall have been true in all material respects when made, and, in addition, shall be true, in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                       (b) Performance of Agreements. FIS and each Principal Stockholder shall have performed, in all material respects, all obligations and agreements, and complied, in all material respects, with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto and required to be performed or complied with by any or all of them at or prior to the Closing Date.

                       (c) Certificates. Each of FIS and the Principal Stockholders shall have each furnished EOL with a certificate, dated the Closing Date, to the effect that he has fulfilled the conditions specified in subparagraphs 8.1(a) and 8.1(b) above.

                       (d) Opinion of Counsel for FIS and the Principal Stockholders. EOL shall have received an opinion of Tighe Patton Armstrong & Teasdale, P.L.L.C., counsel for FIS, and the Principal Stockholders, dated the Closing Date, in substantially the form of Exhibit H attached hereto.

                       (e) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the reasonable judgment of EOL makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

                       (f) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by FIS and the Principal Stockholders of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in EOL's judgment are necessary to continue unimpaired any rights in and to the assets or business of FIS which could be impaired by the Merger, shall have been duly obtained and shall be in full force and effect. Specifically and not by way of limitation of any consents, waivers, approvals, licenses and authorizations required to be delivered hereunder, FIS shall have received from each of Nasdaq, CyberSettle, Criimi Mae (i) a waiver of any rights that it may have to change its current contractual or other relationship with FIS (either through exercise of any right under, or amendment, modification, cancellation or termination of, its agreement and other understanding with FIS) as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and (ii) a reaffirmation of its current contractual or other relationship with the Surviving Corporation as of the Effective Time.

                       (g) No Material Adverse Change. There shall not have occurred after the date hereof, in the reasonable judgment of EOL, a material adverse change in the condition (financial or otherwise), business, assets, prospects, liabilities or results of operations of FIS, taken as a whole.

                       (h) Intentionally Omitted.

                       (i) Stockholder Consents and Investors Representations. All of the holders of shares of FIS Common Stock as of the Effective Time shall have consented to the Merger and the transactions contemplated by this Agreement and all of the holders of shares of FIS Capital Stock shall have executed and delivered to EOL, investor representation letters, in substantially the form of
Exhibit I attached hereto and made a part hereof.

                       (j) Fairness Opinion. EOL shall have received from Gerard Klauer Mattison & Co., Inc. an opinion as to the fairness to EOL from a financial point of view of the consideration to be offered by EOL in connection with the transactions contemplated hereby.

                       (j) Termination and Release of Participants in Stock Option Plan. EOL shall have received reasonably acceptable documentation relating to the termination of the FIS Year 2000 Stock Option Plan and releases from all participants in such plan.

                       (k) Employment Agreements of Principal Stockholders. On or prior to the Closing Date, EOL and each of the Principal Stockholders shall execute and deliver an Employment Agreement in substantially the forms of Exhibit G-1 and G-2 attached hereto.

                       (l) Certain Deliveries of Girod. On or prior to the Closing Date, Girod shall execute and deliver (i) an Officer and Director Questionnaire of EOL and (ii) a waiver and release of claim with respect to any previously authorized but unpaid compensation for prior years, both in the forms provided by EOL.

                  8.2 Conditions to Obligations of FIS and the Principal Stockholders to Effect the Merger. The obligations of FIS and the Principal Stockholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                       (a) Accuracy of Representations and Warranties. The representations and warranties of EOL and Acquisition Corp. contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto shall have been true when made, and, in addition, shall be true, in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                       (b) Performance of Agreements. EOL and Acquisition Corp. shall have performed, in all material respects, all obligations and agreements, and complied, in all material respects, with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by them pursuant hereto and required to be performed or complied with by them at or prior to the Closing Date.

                       (c) Certificates. EOL and Acquisition Corp. shall have furnished FIS with certificates, executed by a responsible executive officers of EOL and Acquisition Corp., dated the Closing Date, to the effect that each of them has fulfilled the conditions specified in subsections 8.2(a) and 8.2(b) hereof.

                       (d) Opinion of Counsel for EOL and Acquisition Corp.. FIS and the Principal Stockholders shall have received an opinion of Littman Krooks Roth & Ball P.C., counsel for EOL and Acquisition Corp., dated the Closing Date, in substantially the form of Exhibit J attached hereto and made a part hereof.

                       (e) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the reasonable judgment of Girod makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

9. Termination, Amendment and Waiver.

                  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                       (a) By mutual consent of EOL and Girod; or

                       (b) By either EOL, on the one hand, or FIS and Girod, on the other hand, if (i) the Merger shall not have been consummated by October 30, 2000; provided, further, however, that the right to terminate this Agreement under this subparagraph 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall have used their reasonable best efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or (iii) by either party if (A) there has been a breach of a representation or warranty by the other such that the conditions to this Agreement cannot be satisfied, or (B) there has been a willful breach of a covenant by the other which has not been cured by the breaching party.

                  9.2 Effect of Termination. In the event of the termination of this Agreement as provided in paragraph 9, except with respect to (A) subparagraphs 6.1, 7.1, 9.3 and 10.1, and (B) liability for any breach of any obligation, covenant or agreement contained herein or any failure of the representations and warranties contained herein to have been true if such breach or failure results from the intentional, willful or grossly negligent conduct of any party hereto, this Agreement shall forthwith become null and void, and there shall be no liability on the part of any party hereto.

                  9.3 Certain Payments by FIS and Girod. In order to induce EOL to execute and deliver this Agreement and to expend the resources necessary to implement the transactions contemplated hereby, in the event that the Merger is abandoned by Girod or FIS under circumstances that constitute a breach by FIS or Girod of their obligations hereunder, and prior to December 31, 2000, either of FIS and/or Girod reach an agreement, come to a mutual understanding as to terms of an Alternative Transaction or execute a letter of intent, definitive agreement or publicly announce an Alternative Transaction with a party other than EOL or Acquisition Corp., then, in such event, FIS and Girod on a joint and several basis shall pay to EOL within 5 days from the time such Alternative Transaction becomes known to EOL, an amount not to exceed $250,000, plus EOL's reasonable actual costs and expenses paid or incurred (including all professional fees). To the extent permitted by applicable law, the payment to EOL of the aforementioned amounts would be in addition to all other rights and remedies which may be available to EOL.

10. General Provisions.

                  10.1 Fees and Expenses. Except as may be otherwise specifically provided herein, EOL, on one hand, and the Principal Stockholders (on behalf of itself and FIS), on the other hand, shall bear their own expenses in connection with the transactions contemplated hereby. All expenses of the FIS shall be deemed to be expenses of the Principal Stockholders.

                  10.2 Amendment. This Agreement may not be amended except by a written instrument executed by the parties hereto.

                  10.3 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  10.4 Notices. All notices, requests, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if delivered personally or by messenger, (ii) on the first business day following the date of timely deposit with Federal Express or other nationally recognized overnight courier service, if sent by such courier specifying next day delivery, (iii) upon receipt of confirmation of transmission, if transmitted by telecopier; and (iv) on the third business day after mailing, if mailed by registered or certified mail (postage prepaid, return receipt requested); provided, however, that a notice of change of address or telecopier number shall not be deemed to have been given until actually received by the addressee. All such notices, requests, demands and other communications shall be addressed as set forth below or to such other address or telecopier number as either party hereto may designate to the other party hereto by like notice:

                  if to EOL:

                           EDGAR Online, Inc.
                           50 Washington Avenue
                           12th Floor
                           Norwalk, CT 06854
                           Telecopier No.: (203) 852-5667
                           Attn: Susan Strausberg, Chief Executive Officer
                                 Tom Vos, President

                  with a copy to:

                           Littman Krooks Roth & Ball P.C.
                           655 Third Avenue
                           New York, New York 10017
                           Telecopier No.: (212) 490-2990
                           Attn:  Mitchell C. Littman, Esq.

                  if to FIS or the Principal Stockholders:

                           Financial Insight Systems
                           11200 Rockville Pike; Suite 310

                           Rockville, MD 20852
                           Attn: Albert E. Girod, President and Representative for the Principal Stockholders

                  with a copy to:

                           Tighe Patton Armstrong Teasdale, P.L.L.C.
                           1747 Pennsylvania Avenue, N.W.
                           Suite 300
                           Washington, D.C. 20006
                           Attn:  Brian C. Quinn, Esq.

                  10.6 Press Releases. EOL and FIS shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this Agreement or the transactions contemplated hereby, and none of the parties hereto shall, and FIS shall not, and the Principal Stockholders shall cause FIS not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

                  10.7 Interpretation. As used in this Agreement, unless the context otherwise requires: words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words "HEREOF", "HEREIN" and "HEREUNDER", and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.

                  10.8 Entire Agreement. This Agreement, the agreements referred to herein, and the other agreements and instruments delivered pursuant hereto and thereto, constitute the entire agreement, and supersede all prior agreements, understandings, undertakings, inducements or conditions, both written and oral, express or implied, among the parties or any of them, with respect to the subject matter hereof.

                  10.9 No Assignment. This Agreement may not be assigned, by operation of law or otherwise, without the prior written consent of all of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  10.10 Headings. Headings in this Agreement are for convenience of reference only, and shall not affect the interpretation of any of the provisions hereof.

                  10.11 Governing Law; Jurisdiction. Except to the extent that the laws of any other jurisdiction shall mandatorily apply to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflict of laws. The parties hereto hereby irrevocably submit to the jurisdiction of any Delaware State or United States federal court sitting in New York County over any action or proceeding arising out of or relating to this agreement or any agreement contemplated hereby, and the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Delaware State or federal court. The parties hereto further waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of a non-convenient forum. The parties hereto further agree that any action or proceeding brought against the other or any of their respective principals shall be brought only in Delaware State or United States federal courts sitting in Kent county. Service of process may be made upon any of the parties hereto by mailing a copy thereof to it, by United States certified or registered mail, at its address set forth on page one hereof.

                  10.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  10.13 Absence Of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  10.14 Schedules. The Schedules delivered pursuant to this Agreement are an integral part hereof, and are considered to be part of the representations and warranties to which they relate. Each such Schedule shall be in writing, shall indicate the subparagraph pursuant to which it is being delivered, and shall be initialed by the delivering party.

                  10.15 Confidentiality. FIS and EOL each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that EOL will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                 EDGAR ONLINE, INC.


                                 By: /s/ Tom Vos
                                    --------------------------------
                                    Name: Tom Vos
                                    Title: President

                                 FIS ACQUISITION CORP.


                                 By: /s/ Tom Vos
                                    --------------------------------
                                    Name: Tom Vos
                                    Title: President

                                 FINANCIAL INSIGHT SYSTEMS, INC.


                                 By: /s/ Albert E. Girod
                                    --------------------------------
                                    Name: Albert E. Girod
                                    Title: President and Chief Executive Officer

                                 /s/ Albert E. Girod
                                 ---------------------------------
                                 Albert E. Girod

                                 /s/ Kristine N. Delta
                                 ----------------------------------
                                 Kristine N. Delta

                                 /s/ Mark H. Davey
                                 ----------------------------------
                                 Mark H. Davey

                                 /s/ Peter S. Szwec
                                 ----------------------------------
                                 Peter S. Szwec

                                 /s/ Richard Jones
                                 ----------------------------------
                                 Richard Jones

                                 /s/ Paul Sappington
                                 ----------------------------------
                                 Paul Sappington

EXHIBITS
--------
EXHIBIT A       Principal Stockholders
EXHIBIT B       Amended Certificate of Incorporation
EXHIBIT C       Amended Bylaws
EXHIBIT D       Note
EXHIBIT E       Shareholdings in FIS
EXHIBIT F       Escrow Agreement
EXHIBIT G1      Form of Employment Agreement (Girod)
EXHIBIT G2      Form of Employment Agreement (Other key employees)
EXHIBIT H       Opinion of Tighe Patton Armstrong & Teasdale, P.L.L.P.
EXHIBIT I       Stockholders Representation Letter
EXHIBIT J       Opinion of Littman Krooks Roth & Ball P.C.


SCHEDULES
---------

SCHEDULE 2.1 - QUALIFICATIONS AS A FOREIGN CORPORATION
SCHEDULE 2.2 - STOCKHOLDERS
SCHEDULE 2.3 - INTERESTS IN OTHER ENTITIES
SCHEDULE 2.5.2 - APPROVALS AND CONSENTS
SCHEDULE 2.8 - TITLES TO PROPERTIES; ENCUMBRANCES
SCHEDULE 2.9.2 - LEASED REAL PROPERTY
SCHEDULE 2.11 - ABSENCE OF CHANGES
SCHEDULE 2.11 - LITIGATION
SCHEDULE 2.13 - INTELLECTUAL PROPERTY
SCHEDULE 2.14 - TAXES
SCHEDULE 2.15 - INSURANCE
SCHEDULE 2.16 - BANKS, POWER OF ATTORNEY
SCHEDULE 2.17 - EMPLOYEE ARRANGEMENTS
SCHEDULE 2.18 - PENSION PLANS
SCHEDULE 2.19 - CERTAIN BUSINESS MATTERS
SCHEDULE 2.20 - CONTRACTS
SCHEDULE 2.22 - NO DEFAULT OR VIOLATION
SCHEDULE 2.23 - CUSTOMERS
SCHEDULE 2.24 - INTEREST IN CUSTOMERS, SUPPLIERS, ETC.